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                                                                      EXHIBIT 30

             Amendment No. 3 to the Investment Management Agreement
                between John Hancock Variable Series Trust I and
                   John Hancock Mutual Life Insurance Company

     Reference is made to that certain Investment Management Agreement dated as of March 14, 1996, by and between John Hancock Variable Series Trust I and John Hancock Mutual Life Insurance Company, as amended, (the "Agreement").

     Subsections (d) and (g) of Section 5 of the Agreement, entitled "Investment Advisory Fee and Expense Limitation," are hereby amended to read as follows:

     (d)  For the Mid Cap Value Portfolio:
          -------------------------------

          (i) 0.80% on an annual basis of the first $100,000,000 of the Current Net Assets of such Portfolio;
          (ii) 0.775% on an annual basis of that portion of the Current Net Assets of such Portfolio in excess of $100,000,000 and not over $250,000,000;
          (iii) 0.750% on an annual basis of that portion of the Current Net Assets of such Portfolio in excess of $250,000,000 and not over $500,000,000;
          (iv) 0.725% on an annual basis of that portion of the Current Net Assets of such Portfolio in excess of $500,000,000 and not over $750,000,000; and
          (v) 0.70% on an annual basis of that portion of the Current Net Assets of such Portfolio in excess of $750,000,000.

                                     * * *

     (g)  For the Large Cap Value Portfolio:
          ---------------------------------

          (i) 0.75% on an annual basis of the first $100,000,000 of the Current Net Assets of such Portfolio;
          (ii) 0.70% on an annual basis of that portion of the Current Net Assets of such Portfolio in excess of $100,000,000 and not over $250,000,000; and
          (iii) 0.65% on an annual basis of that portion of the Current Net Assets of such Portfolio in excess of $250,000,000.

     All other terms and provisions of the Agreement shall remain unchanged and in full force and effect.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and to take effect for Large Cap Value as of April 1, 1999 and to take effect for Mid Cap Value as of May 1, 1999.


                                    John Hancock Variable Series Trust I


                                    /s/ MICHELE G. VAN LEER
                                    -------------------------
                                    By:  Michele G. Van Leer
                                    Title:   Chairman
Attest: /s/ SANDRA M. DADAlT
       ---------------------
       Assistant Secretary

                                    John Hancock Mutual Life Insurance Company


                                    /s/ ROBERT R. REITANO
                                    ----------------------
                                    By:  Robert R. Reitano
                                    Title:   Vice President
Attest: /s/ CORRINE L. WEBER
       ---------------------
        Assistant Secretary